Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-190972

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 18, 2013)

7,500,000 Shares of Common Stock

We are offering 7,500,000 shares of our common stock.

Our common stock is listed on The NASDAQ Global Market under the symbol “KBIO.” On September 25, 2013, the last reported sale price of our common stock on The NASDAQ Global Market was $4.63 per share.

Investing in our common stock involves a high degree of risk. Before buying any shares you should read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-5.

	Per Share	Total
Public offering price	$4.00	$30,000,000
Underwriting discount and commissions(1)	$0.24	$1,800,000
Proceeds, before expenses, to KaloBios Pharmaceuticals, Inc.	$3.76	$28,200,000

(1)	See “Underwriting” beginning on page S-12 for additional information regarding underwriter compensation.

We have granted a 30-day option to the underwriters to purchase up to an additional 1,125,000 shares of our common stock (15% of the shares sold) solely to cover over-allotments, if any.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are eligible for reduced public company reporting requirements.

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to the purchasers on or about October 1, 2013 through the book-entry facilities of the Depository Trust Company.

Leerink Swann
Sole Book-Running Manager

William Blair	Needham & Company	JMP Securities

The date of this prospectus supplement is September 25, 2013

Prospectus Supplement

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

The market data and certain other statistical information used or incorporated by reference in this prospectus supplement or the accompanying prospectus are based on independent industry publications, governmental publications, reports by market research firms or other independent sources. Some data are also based on our good faith estimates. Although we believe these third-party sources are reliable, we have not independently verified the information attributed to these third-party sources and cannot guarantee its accuracy and completeness.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated September 18, 2013, provides more general information about us and our common stock. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find Additional Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The distribution of this prospectus and the offering and sale of our common stock in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus should inform themselves about and observe such restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “KaloBios,” “our company,” “we,” “us” and “our” and other similar references refer to KaloBios Pharmaceuticals, Inc. and its consolidated subsidiaries during the periods presented.

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering include trademarks. KaloBios Pharmaceuticals, KaloBios, and Humaneered® are our registered trademarks. Any other trademarks appearing in this prospectus supplement and the accompanying prospectus and any free-writing prospectus that we have authorized for use in connection with this offering are the property of their respective holders.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free-writing prospectus that we have authorized for use in connection with this offering and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include information about the shares of common stock we are offering as well as information regarding our business. You should read this prospectus supplement and the accompanying prospectus, including information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein.

KALOBIOS PHARMACEUTICALS, INC.

Overview

We are a biopharmaceutical company focused on the development of monoclonal antibody therapeutics to treat serious medical conditions with a primary clinical focus on severe respiratory diseases and cancer. Using our proprietary and patented Humaneered® antibody technology, we have produced a portfolio of patient-targeted, first-in-class, antibodies. We take a patient-targeted approach with each of our antibody programs by developing a new or utilizing an existing screen or diagnostic method that we believe may identify those individuals most likely to benefit from our therapies. We believe that antibodies produced with our Humaneered® technology offer important clinical and economic advantages over antibodies generated by other methods, making our antibodies potentially more suitable for chronic treatment. We seek to identify and develop products that may treat multiple indications through proof-of-concept studies, and then secure development partnerships with large pharmaceutical and biotechnology companies who will further develop and commercialize our products while we retain rights in specialty or orphan indications.

We currently have three monoclonal antibodies at the clinical development stage:

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Our first antibody, KB003 (a Humaneered®, recombinant, anti-granulocyte macrophage colony-stimulating factor (anti-GM-CSF) monoclonal antibody), is in a Phase 2 clinical trial in severe asthma patients inadequately controlled by corticosteroids. We plan to report data from this trial by early in the first quarter of 2014. KB002, the chimeric precursor molecule to KB003, showed activity with a single dose in a Phase 1/2 clinical study in persistent asthma and in a Phase 1 clinical study in rheumatoid arthritis (RA).

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Our second antibody, KB001-A (a Humaneered®, recombinant, PEGylated, anti-PcrV of Pseudomonas aeruginosa (Pa) antibody fragment (Fab’)), is in clinical development for the prevention and treatment of infections caused by Pa, a gram-negative bacterium. Pa can cause chronic respiratory infections in individuals with cystic fibrosis (CF) and pneumonia in mechanically ventilated patients (Pa VAP). Clinical trials in Pa VAP and CF patients infected with Pa were completed with a precursor molecule, KB001, that showed activity in Phase 1/2 clinical studies with a single dose for both indications.

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KB001-A is in a Phase 2 clinical trial, conducted by us, in CF patients with chronic Pa lung infection. Clinical data are expected by the end of 2014. Our partner, Sanofi Pasteur (Sanofi), has an option to assume primary worldwide responsibility for developing and promoting KB001-A for Pa in CF or bronchiectasis patients after the completion of this Phase 2 clinical trial.

•	For the Pa VAP indication, Sanofi is conducting a Phase 1 clinical trial in healthy volunteers to evaluate higher doses than those previously tested. After completion of manufacturing process development and scale-up, we understand that Sanofi plans to conduct a Phase 2b trial in the first half of 2015 to determine the safety and efficacy of KB001-A in preventing Pa VAP and then a subsequent Phase 3 study. We understand that the Phase 2b and Phase 3 trial are being designed as pivotal trials and are intended to serve as a basis for registration of KB001-A in the prevention of Pa VAP.

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We received Orphan Drug designation from the European Commission for KB001-A for the treatment of Pa lung infection in CF. The Food and Drug Administration has completed their review of a similar request and has asked for additional information, which we plan to provide following the completion of our ongoing Phase 2 trial.

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Our third antibody, KB004 (a Humaneered®, recombinant anti-EphA3 receptor tyrosine kinase monoclonal antibody), is in the dose escalation portion of a Phase 1 clinical trial in patients with hematologic malignancies. We plan to initiate the Phase 2 expansion phase of the trial by the end of 2013, which will pre-screen subjects for EphA3 expression and assess the activity of KB004, in acute myeloid leukemia (AML) and myelodysplastic syndrome (MDS) following receipt of confirmatory safety and pharmacokinetic data from the Phase 1 trial.

We take a patient-targeted approach with each of our antibody programs by developing or utilizing an existing screen or diagnostic method that we believe may identify those individuals most likely to benefit from our therapies. We believe this targeted approach could result in an enhanced treatment benefit, reduce the overall risk associated with clinical development, enable our trials to be conducted with a smaller number of patients, and ultimately provide therapies that are more effective than current treatments. Collectively, our Humaneered® antibodies have been tested clinically in over 90 patients with no evidence of immunogenicity.

Our Technology Platform

Our Humaneered® technology platform addresses issues of therapeutic antibody engineering (e.g., specificity, affinity, immunogenicity) and equally important downstream processing issues (e.g., antibody solubility, expression, stability, aggregation). Our Humaneered® technology is a method for converting antibodies (typically mouse) into engineered, high-affinity human antibodies designed for therapeutic use, particularly for chronic conditions. The technology is designed to produce optimized antibodies that have high specificity and high affinity for their target antigen, low propensity for aggregation, and excellent long-term stability. Because their sequences are very close to those of human germ-line antibody gene sequences, we believe Humaneered® antibodies will produce fewer immunological adverse side effects in patients than chimeric or conventionally humanized antibodies. The selection process for Humaneered® antibodies is also designed to provide high-expressing v-region portions of the antibody and high-affinity antibodies.

Our Partnership with Sanofi

In January 2010, we entered into an agreement with Sanofi pursuant to which we granted to Sanofi an exclusive worldwide license to develop, manufacture, and commercialize antibodies directed against the PcrV protein of Pa (including KB001-A) for all indications. As part of this agreement, we have retained responsibility for developing and promoting the product for the diagnosis, treatment, and/or prevention of Pa in patients with CF or bronchiectasis. Subject to the terms of the agreement, Sanofi has an option to assume primary responsibility for developing and promoting KB001-A for Pa infection in CF or bronchiectasis patients upon the completion of our Phase 2 clinical trial. If Sanofi exercises its option, we currently estimate that the payments to us would be in the range of $40 million to $70 million based on estimated development costs during the term of the agreement.

Sanofi is continuing the development of KB001-A in Pa VAP with a Phase 1 intravenous pharmacokinetic and safety clinical trial in healthy volunteers to evaluate dose levels higher than previously studied using KB001. We understand that the Phase 1 study will be followed, after completion of manufacturing process development and scale-up, by a Phase 2b intravenous study in the first half of 2015 to determine the safety and efficacy of KB001-A in preventing Pa VAP and then Sanofi plans a subsequent Phase 3 study. We also understand that the Phase 2b and Phase 3 trials are being designed as pivotal studies and are intended to serve as a basis for registration of KB001-A in the prevention of Pa VAP. Because Sanofi has exclusive rights to the development of KB001-A for the prevention of Pa VAP, we do not have control over the conduct or timing of the studies, nor the regulatory strategy, for this indication.

Recent Developments

New Chief Financial Officer

We have announced that Herb C. Cross will transition into the Chief Financial Officer role from and in coordination with Jeffrey H. Cooper, our current Chief Financial Officer, in the October to November 2013 time frame. Mr. Cross commenced work with us on September 23, 2013. Mr. Cross has most recently served as Chief Financial Officer of a public biopharmaceutical company. Mr. Cross has also held senior finance and accounting positions in other public biotechnology companies.

Corporate Information

We were incorporated on March 15, 2000 in California and reincorporated as a Delaware corporation in September 2001. Our principal offices are located at 260 East Grand Avenue, South San Francisco, CA, 94080, and our telephone number is (650) 243-3100. We maintain a website on the Internet at www.kalobios.com. Our website, and the information contained in or that can be accessed through our website, is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (JOBS Act). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related management’s discussion and analysis;

•	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

•	reduced disclosure about the company’s executive compensation arrangements; and

•	no non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until December 31, 2017 or until such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our capital stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens.

Additionally, as a smaller reporting company we have taken advantage of certain reduced reporting obligations available to smaller reporting companies.

THE OFFERING

Common stock we are offering	7,500,000 shares of common stock

Over-allotment option to purchase additional shares	We have granted the underwriters an option to purchase up to an additional 1,125,000 shares of our common stock solely to cover over-allotments, if any.

Common stock to be outstanding immediately after this offering	31,719,456 shares (or 32,844,456 shares if the underwriters’ over-allotment option is exercised in full).

Use of proceeds	We intend to use the net proceeds from the sale of securities offered by this prospectus primarily to develop and advance our KB003 severe asthma program in Phase 2, to develop and advance our KB001-A CF program in Phase 2, and to initiate our KB004 Phase 2 acute myeloid leukemia (AML) and myelodysplastic syndrome (MDS) program, as well as for working capital and general corporate purposes. See “Use of Proceeds” on page S-10.

Risk factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as in the accompanying prospectus and in the documents incorporated by reference, for a discussion of factors that you should consider before buying shares of our common stock.

NASDAQ Global Market symbol	“KBIO”

The foregoing discussion is based on 24,219,456 shares of common stock issued and outstanding as of June 30, 2013 and excludes:

•	1,720,637 shares of our common stock issuable upon exercise of outstanding options under our equity incentive plans, at a weighted-average exercise price of $4.30 per share;

•	88,545 shares of our common stock reserved for issuance upon the exercise of outstanding warrants, with a weighted-average exercise price of $9.04 per share;

•	1,476,908 shares reserved for issuance as of June 30, 2013 under our 2012 Equity Incentive Plan; and

•	168,469 shares reserved for issuance as of June 30, 2013 under our 2012 Employee Stock Purchase Plan.

Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of the underwriters’ over-allotment option to purchase additional shares in this offering.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described below, together with the information under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, the accompanying prospectus, together with all of the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any issuer free writing prospectus that we may authorize for use in connection with this offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

Risks Relating to this Offering

Substantial future sales of shares by existing stockholders, or the perception that such sales may occur, could cause our stock price to decline.

If our existing stockholders, particularly our directors and executive officers and the venture capital funds affiliated with our current and former directors, sell substantial amounts of our common stock in the public market, or are perceived by the public market as intending to sell substantial amounts of our common stock, the trading price of our common stock could decline significantly. As of September 25, 2013, we had 24,296,962 shares of common stock outstanding. On July 31, 2013, 14,697,573 shares that were previously subject to contractual lock-up agreements entered into by certain of our stockholders with the underwriters in connection with our initial public offering became freely tradable, except for shares of common stock held by directors, executive officers and our other affiliates, which are subject to volume limitations under Rule 144 of the Securities Act of 1933, as amended (the Securities Act). Approximately 5,409,636 shares are subject to contractual lock-up agreements with our directors, executive officers and certain other affiliates pertaining to this offering, which agreements expire 90 days from the date of this prospectus supplement, after which such shares will be eligible for sale in the public market, subject to volume and other limitations under Rule 144 under the Securities Act.

Some of our existing security holders have demand and piggyback rights to require us to register with the SEC up to 13,408,735 shares of our common stock. If we register these shares of common stock, the stockholders would be able to sell those shares freely in the public market, subject to the lock-up agreements described above.

We also registered 3,205,899 shares of our common stock that we may issue under our equity plans. Once we issue these shares, they can be freely sold in the public market upon issuance, subject to any vesting restriction or Rule 144 transfer restrictions applicable to affiliates.

As an investor participating in this offering, you will experience substantial dilution as a result of this offering and future equity issuances.

The offering price per share in this offering is substantially higher than the pro forma net tangible book value per share of our common stock outstanding prior to this offering. Based on the sale of 7,500,000 shares of our common stock at the public offering price of $4.00 per share, for aggregate gross proceeds of $30 million, and after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by us, investors purchasing common stock in this offering will experience immediate substantial dilution of $1.57 per share, based on the public offering price of $4.00 per share. In addition, to the extent outstanding options or warrants are exercised, there will be further dilution to investors in this offering. In addition, we may raise additional capital through public or private equity or debt offerings, subject to market conditions. For example, on September 3, 2013 we entered into an At-the-Market Issuance Sales Agreement with MLV & Co. LLC (MLV) under which, subject to certain conditions, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through MLV, acting as agent. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance could result in further dilution to our stockholders. See the section entitled “Dilution” on page S-11 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

Our management will have discretion over the actual amounts and timing of the expenditures of the proceeds we receive in this offering and might not apply the proceeds in ways that enhance our operating results or increase the value of your investment.

We expect to use the net proceeds from this offering primarily to develop and advance our product candidates through clinical trials, as well as for working capital and general corporate purposes. Our management will have discretion as to the actual amounts and timing of the expenditures of the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply the net proceeds of this offering in ways that enhance our operating results or increase the value of your investment. Additionally, until the net proceeds we receive are used, they may be placed in investments that do not produce income or that lose value.

We have limited sources of revenue, we will need substantial additional capital following this offering to continue to develop and commercialize our product candidates, and we may be unable to raise additional capital when needed, or at all, which would force us to reduce or discontinue operations.

As of June 30, 2013, we had $63.7 million in cash, cash equivalents, and marketable securities. Our contract revenue for the six months ended June 30, 2013 was $31,000. We consumed a net $20.4 million of cash in operating activities during the six months ended June 30, 2013. We expect our spending levels to increase in connection with our Phase 2 clinical trials for KB001-A and KB003, as well as other corporate activities.

Our spending levels vary based on new and ongoing development and corporate activities. As a result, our cash used in operating activities will also fluctuate from period to period. We have not and do not expect to sell any product candidates or derive royalty revenue from product candidate sales for the foreseeable future, if ever. In order to develop and bring product candidates through clinical trials, we must commit substantial resources to costly and time-consuming clinical trials. As such, we anticipate that we will need to raise substantial additional capital. In particular, in order to initiate an additional clinical trial for KB003 following receipt of our Phase 2 clinical results in 2014, we will need to raise additional capital. The amount of capital we will require and the timing of our need for additional capital of which will depend on many other factors, including:

•	the type, number, costs, and results of the product candidate development programs which we are pursuing or may choose to pursue in the future;

•	the scope, progress, expansion, costs, and results of our clinical trials;

•	the timing of and costs involved in obtaining regulatory approvals;

•	our ability to establish and maintain development partnering arrangements;

•	the timing and amount of contingent, royalty, and other payments we may be required to make or we may receive from Sanofi or any of our future development partners;

•	the emergence of competing technologies and other adverse market developments;

•	the costs of maintaining, expanding, and protecting our intellectual property portfolio, including potential litigation costs and liabilities;

•	the resources we devote to marketing, and, if approved, commercializing our product candidates;

•	the scope, progress, expansion, and costs of manufacturing our product candidates;

•	our ability to draw funds from our present and any future loan and security agreement; and

•	the costs associated with being a public company.

Since our inception, we have been financing our operations primarily through private placements of our equity securities, interest income earned on cash, cash equivalents, and marketable securities, lines of credit, and payments under agreements with Sanofi and Novartis International Pharmaceutical Ltd. (together with its affiliates, Novartis), a licensee of our Humaneered® technology. Our future capital requirements are substantial and in order to fund our future needs, we may seek additional funding through equity or debt financings, development partnering arrangements, lines of credit, or other sources. We believe our cash on hand and our access to funds through our existing credit facility, will be sufficient to fund our operations for at least the next 12 months. Our expectations are based on management’s current assumptions and clinical development plans, which may prove to be wrong, and we could spend our available financial resources much faster than we currently expect. We will require substantial additional capital to support clinical trials, regulatory approvals, and, if approved, the potential commercialization of our product candidates. Additional funding may not be available to us on a timely basis or at acceptable terms, or at all.

If we are unable to raise additional funds when needed, we may be required to delay, reduce, or terminate some or all of our development programs and clinical trials. We may also be required to sell or license to others our technologies, product candidates, or development programs that we would have preferred to develop and commercialize ourselves on less than favorable terms, if at all.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus includes forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements, and similar expressions and comparable terminology intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

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the timing and success of preclinical studies and clinical trials conducted by us and our development partners, including the timing of Sanofi’s initiation of a Phase 2b clinical trial of our KB001-A product candidate for Pa VAP, and our expectations as to the timing of enrollment and availability of clinical data;

•	our expectations regarding our expenses and revenue, the sufficiency of our cash resources and needs for additional financing;

•	the scope, progress, expansion, and costs of developing and commercializing our product candidates;

•	our anticipated growth strategies;

•	our expectations regarding competition;

•	the anticipated trends and challenges in our business and the market in which we operate;

•	the ability to obtain and maintain regulatory approval of our product candidates, and the labeling for any approved products;

•	the size and growth of the potential markets for our product candidates and the ability to serve those markets;

•	the rate and degree of market acceptance of any of our product candidates;

•	our ability to establish and maintain development partnerships;

•	our ability to attract and retain key personnel;

•	our expectations regarding federal, state and foreign regulatory requirements;

•	regulatory developments in the United States and foreign countries; and

•	our ability to obtain and maintain intellectual property protection for our product candidates.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements, including those described in “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein. We qualify all of our forward-looking statements by these cautionary statements.

Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus speaks only as of the date on which it is made. Except as required by law, we assume no obligation to update these statements publicly, or to update the reasons actual results could differ materially from those anticipated in these statements, even if new information becomes available in the future.

Unless required by U.S. federal securities laws, we do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of 7,500,000 shares of common stock in this offering will be approximately $27.9 million ($32.1 million if the underwriters’ over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We cannot assure you that the offering will be completed.

We currently intend to use the net proceeds from the sale of securities in this offering primarily to develop and advance our KB003 severe asthma program, to develop and advance our KB001-A CF program, and to initiate our KB004 Phase 2 acute myeloid leukemia (AML) and myelodysplastic syndrome (MDS) program, as well as for working capital and general corporate purposes.

The amounts and timing of any expenditures will vary depending on: the type, number, costs, and results of the product candidate development programs which we are pursuing or may choose to pursue in the future; the scope, progress, expansion, costs, and results of our clinical trials; the amounts and timing of any contingent payments from Sanofi; competitive and technological developments; and the rate of growth, if any, of our business. Accordingly, our management will have significant flexibility in applying the net proceeds of the offerings, and investors will be relying on the judgment of our management regarding the application of these net proceeds. Pending the uses described above, we intend to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities.

DILUTION

Our net tangible book value as of June 30, 2013 was $49.1 million, or approximately $2.03 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of our common stock outstanding as of June 30, 2013. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of 7,500,000 shares of common stock in this offering at the public offering price of $4.00 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2013 would have been approximately $77.0 million, or approximately $2.43 per share. This represents an immediate dilution of $1.57 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution:

Public offering price per share		$4.00
Net tangible book value per share as of June 30, 2013	$2.03
Increase per share attributable to new investors	$0.40

As adjusted, net tangible book value per share as of June 30, 2013 after giving effect to this offering		$2.43

Dilution per share to new investors		$1.57

If the underwriters exercise in full their over-allotment option to purchase an additional 1,125,000 shares of common stock offered in this offering at the public offering price of $4.00 per share, the as adjusted net tangible book value after this offering would be $2.47 per share, representing an increase in net tangible book value of $0.44 per share to existing stockholders and immediate dilution in net tangible book value of $1.53 per share to new investors purchasing our common stock in this offering at the public offering price.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options having a per share exercise price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The foregoing discussion and table are based on 24,219,456 shares of common stock issued and outstanding as of June 30, 2013 and exclude:

•	1,720,637 shares of our common stock issuable upon exercise of outstanding options under our equity incentive plans, at a weighted-average exercise price of $4.30 per share;

•	88,545 shares of our common stock reserved for issuance upon the exercise of outstanding warrants, with a weighted-average exercise price of $9.04 per share;

•	1,476,908 shares reserved for issuance as of June 30, 2013 under our 2012 Equity Incentive Plan; and

•	168,469 shares reserved for issuance as of June 30, 2013 under our 2012 Employee Stock Purchase Plan.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus among us and the underwriters named below, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, the number of shares of common stock set forth opposite the underwriter’s name in the following table. Leerink Swann LLC is acting as sole-bookrunning manager for the offering and as representatives of the underwriters.

Underwriter	Number of Shares
Leerink Swann LLC	3,500,250
William Blair & Company, L.L.C.	1,500,000
Needham & Company, LLC	1,249,875
JMP Securities LLC	1,249,875

Total	7,500,000

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock covered by the underwriters’ over-allotment option described below.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.144 per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $0.144 per share to other dealers. After the public offering, the public offering price and other selling terms may be changed by the representatives.

The following table shows the public offering price, underwriting discounts and commissions before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Without Option	With Option
Public offering price	$4.00	$30,000,000	$34,500,000
Underwriting discounts and commissions	$0.24	$1,800,000	$2,070,000
Proceeds, before expenses, to us	$3.76	$28,200,000	$32,430,000

The total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, are approximately $345,000 and are payable by us. We have also agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority of up to $10,000.

Over-allotment Option

We have granted the underwriters an option to purchase up to an additional 1,125,000 shares of common stock at the public offering price, less underwriting discounts and commissions. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover sales of shares of common stock by the underwriters in excess of the total number of shares set forth in the table above. If any shares are purchased pursuant to this over- allotment option, the underwriters will purchase the additional shares in approximately the same proportion as shown in the table above. If any of these additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered. We will pay the expenses associated with the exercise of the over-allotment option.

Lock-Up Agreements

We, our officers and directors and certain of our significant stockholders have entered into lock-up agreements with the underwriters. Under these agreements, we and these other individuals have agreed, subject to specified exceptions, not to offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned) any common stock or any securities convertible into, or exercisable or exchangeable for, common stock, or publicly announce an intention to effect any such transaction, until 90 days after the date of this prospectus supplement without first obtaining the written consent of Leerink Swann LLC.

The restrictions described in the immediately preceding paragraph do not apply to:

•

transfers of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock by a security holder as a bona fide gift, provided that the shares of common stock delivered are subject to the restrictions set forth above and no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act) is required or voluntarily made in connection with bona fide gift;

•

the entry into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act, for the transfer of shares of common stock, provided that the shares subject to such plan may not be sold and no public disclosure of any such action shall be required or shall be voluntarily made during the 90-day restricted period;

•

distributions or transfers of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock by a security holder that is a corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the individual or entity subject to the lock-up agreement, provided that such transfer shall not involve a disposition for value or as part of a distribution without consideration by the individual or entity subject to the lock-up agreement to its stockholders, partners, members or other equity holders, provided that the shares of common stock distributed or transferred are subject to the restrictions set forth above and no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock is required or voluntarily made; or

•

the sale of shares of common stock pursuant to the underwriting agreement or acquired in open market transactions, provided no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock is required or voluntarily made.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

NASDAQ Global Market Listing

Our common shares are listed on The NASDAQ Global Market under the symbol “KBIO.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit the underwriters from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

The underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with the offering, the underwriters may engage in passive market-making transactions in the common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion and distribution. A passive market-maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market-maker’s bid, that bid must be lowered when specified purchase limits are exceeded.

Electronic Offer, Sale and Distribution of Shares

A prospectus supplement in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part.

Notice to Non-U.S. Investors

Each of the underwriters has represented that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of The Financial Service and Markets Act 2000, or the FSMA, would not, if the company was not an authorized person, apply to the company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances which do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Other Relationships

Certain of the underwriters and their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of our common stock as of the date hereof.

This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly with retroactive effect, or subject to different interpretations. This discussion is limited to persons who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Moreover, this discussion does not address all the United States federal income tax consequences and does not address foreign, state, local or other tax considerations that may be relevant to you in light of your personal circumstances. This discussion does not address special situations, including, without limitation, those of: brokers or dealers in securities; regulated investment companies; real estate investment trusts; persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle; traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; persons liable for alternative minimum tax; persons whose “functional currency” is not the United States dollar; investors in pass-through entities; persons who acquired our common stock through the exercise of employee stock options or otherwise as compensation; United States expatriates, “controlled foreign corporations,” “passive foreign investment companies,” financial institutions, insurance companies, tax-exempt organizations, or entities or arrangements treated as partnerships or other pass-through entities for United States federal income tax purposes.

If you are a partnership holding our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor.

EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT A TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK.

Consequences to United States Holders

The following is a summary of the United States federal income tax consequences that will apply to you if you are a United States Holder of shares of our common stock. A “United States Holder” of common stock means a beneficial owner of common stock that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions on Common Stock

In general, if you receive a distribution with respect to our common stock, such distribution will be treated as a dividend to the extent of our current and accumulated earnings and profits as determined for United States federal income tax purposes. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce your tax basis in our common stock and, to the extent such portion exceeds your tax basis, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under “Sale, Exchange, or Other Disposition of Common Stock.”

Under current legislation, dividend income may be taxed to an individual at rates applicable to long term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a United States Holder that is a United States corporation will qualify for a deduction allowed to United States corporations in respect of dividends received from other United States corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. In general, a dividend distribution to a corporate United States Holder may qualify for the 70% dividends received deduction if the United States Holder owns less than 20% of the voting power and value of our stock. You should consult your tax advisor regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends received deduction and the reduced maximum tax rate on dividends.

Sale, Exchange, or Other Disposition of Common Stock

You will generally recognize capital gain or loss on a sale, exchange or certain other dispositions of our common stock. Your gain or loss will equal the difference between your amount realized and your tax basis in the stock. Your amount realized will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized on a sale or exchange of stock will be long-term capital gain or loss if you have held the stock for more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to certain limitations.

Medicare Contribution Tax

Recently enacted legislation requires certain United States Holders who are individuals, estates or certain trusts to pay a 3.8% tax on the lesser of (1) the United States person’s “net investment income” for the relevant taxable year and (2) the excess of the United States person’s modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes, among other things, dividends and capital gains from the sale or other dispositions of stock, unless such dividend income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A United States Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our common stock.

American Taxpayer Relief Act of 2012

The American Taxpayer Relief Act of 2012 (ATRA) was signed into law by President Obama on January 2, 2013. Certain provisions of U.S. federal income tax law relating to capital gain taxation and the applicability of capital gain rates to dividends designated as “qualified dividend income” were scheduled to “sunset” and revert to provisions of prior law for taxable years beginning after December 31, 2012. ATRA has modified those rules. For taxable years beginning after 2012, for noncorporate taxpayers, both the maximum capital gain tax rate (for gain other than “unrecaptured section 1250 gain”) and the maximum rate applicable to qualified dividend income generally are 20%.

Information Reporting and Backup Withholding

Under certain circumstances, United States Treasury regulations require information reporting and backup withholding on certain payments on common stock or on the sale thereof. When required, we will report to the Internal Revenue Service and to each United States Holder the amounts paid on or with respect to our common stock and the United States federal withholding tax, if any, withheld from such payments. A United States Holder will be subject to backup withholding on the dividends paid on the common stock and proceeds from the sale of the common stock at the applicable rate if the United States Holder (a) fails to provide us or our paying agent with a correct taxpayer identification number or certification of exempt status (such as a certification of corporate status), (b) has been notified by the Internal Revenue Service that it is subject to backup withholding as a result of the failure to properly report payments of interest or dividends, or (c) in certain circumstances, has failed to certify under penalty of perjury that it is not subject to backup withholding. A United States Holder may be eligible for an exemption from backup withholding by providing a properly completed Internal Revenue Service Form W-9 to us or our paying agent.

Backup withholding does not represent an additional United States federal income tax. Any amounts withheld from a payment to a United States Holder under the backup withholding rules will be allowed as a credit against such holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information or returns are timely furnished by the holder to the Internal Revenue Service.

Consequences to Non-United States Holders

The following is a summary of the United States federal income tax consequences that will apply to you if you are a Non-United States Holder of shares of our common stock. A “Non-United States Holder” is a beneficial owner of common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not a United States Holder.

Distributions on Common Stock

If you receive a distribution in respect of shares of our common stock and such distribution is treated as a dividend (see “Consequences to United States Holders – Distributions on Common Stock”), as a Non-United States Holder, you will generally be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. To claim the benefit of a lower rate under an income tax treaty, you must properly file with the payor an Internal Revenue Service Form W-8BEN, or successor form, certifying under penalty of perjury that you are not a United States person (as defined under the Code) and claiming an exemption from or reduction in withholding under the applicable tax treaty. Special certification and other requirements apply to you if you are a pass-through entity rather than a corporation or individual or if our common stock is held through certain foreign intermediaries.

If dividends are considered effectively connected with the conduct of a trade or business by you within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment of yours, those dividends will not be subject to withholding tax, but instead will be subject to United States federal income tax on a net basis at applicable graduated individual or corporate rates as if you were a United States person (as defined under the Code), unless an applicable income tax treaty provides otherwise, provided an Internal Revenue Service Form W-8ECI, or successor form, is filed with the payor. In addition, if you are required to provide an Internal Revenue Service Form W-8ECI or successor form, as discussed above, you must also provide your tax identification number. If you are a foreign corporation, any effectively connected dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

If you do not timely provide the relevant paying agent with the required certification but are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Gain on Disposition of Common Stock

Subject to the discussion below under “Foreign Account Legislation,” as a Non-United States Holder, you generally will not be subject to United States federal income tax on any gain recognized on the sale or other disposition of our common stock (including a distribution with respect to our common stock that is treated as a sale or exchange) unless:

•

the gain is considered effectively connected with the conduct of a trade or business by you within the United States and, where a tax treaty applies, is attributable to a United States permanent establishment of yours, in which case, you will generally be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates as if you were a United States person (as defined in the Code) and, if you are a corporation, you may be subject to an additional branch profits tax equal to 30% or such lower rate as may be specified by an applicable income tax treaty;

•

you are an individual who is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, in which case, you will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale, which may be offset by United States source capital losses; or

•

we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time within the shorter of the five-year period ending on the date of disposition or the period you held our common stock. As long as our common stock is regularly traded on an established securities market, within the meaning of section 897(c)(3) of the Code, these rules will apply only if you actually or constructively hold more than 5% of our common stock at any time during the applicable period that is specified in the Code. We believe that we are not currently, and are not likely to become, a United States real property holding corporation.

Information Reporting and Backup Withholding Tax

We must report annually to the Internal Revenue Service and to each of you the amount of dividends paid to you and the tax withheld with respect to those dividends, regardless of whether withholding was required. Copies of the information returns reporting those dividends and withholding may also be made available by the Internal Revenue Service to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or other applicable agreements.

Backup withholding tax may also apply to dividend payments made to you on or with respect to our common stock unless you certify under penalty of perjury that you are a Non-United States Holder (and we do not have actual knowledge or reason to know that you are a United States person (as defined under the Code)) or you otherwise establish an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through United States-related financial intermediaries unless the beneficial owner certifies under penalty of perjury that it is a Non-United States Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person (as defined under the Code)) or the holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability provided that the required procedures are followed.

You should consult your tax advisor regarding the application of the information reporting and backup withholding rules to you.

Foreign Account Legislation

The Foreign Account Tax Compliance Act (FACTA) generally will impose a withholding tax of 30% on any dividends on our common stock paid to a foreign financial institution, unless such institution enters into an agreement with the United States government to, among other things, collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners). FACTA will also generally impose a withholding tax of 30% on any dividends on our common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with either certification that such entity does not have any substantial United States owners or identification of the direct and indirect substantial United States owners of the entity. Finally, withholding of 30% also generally will apply to the gross proceeds of a disposition of our common stock paid to a foreign financial institution or to a non-financial foreign entity unless the reporting and certification requirements described above have been met. Under certain circumstances, a Non-United States Holder of our common stock may be eligible for refunds or credits of such taxes. You are encouraged to consult with your own tax advisor regarding the possible implications of this legislation on your investment in our common stock. Under current IRS guidance, the withholding provisions described above will generally apply to payments of dividends on our common stock made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of such stock on or after January 1, 2017.

You are encouraged to consult with your own tax advisor regarding the possible implications of this legislation on your investment in our common stock.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Redwood City, CA. As of the date of this prospectus supplement, certain partners and employees of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP beneficially owned less than one percent of the outstanding shares of our common stock. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements of KaloBios Pharmaceuticals, Inc. appearing in the KaloBios Pharmaceuticals, Inc. Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on April 1, 2013;

•	our Quarterly Report on Form 10-Q for the quarterly period ended on March 31, 2013 filed with the SEC on May 14, 2013;

•	our Quarterly Report on Form 10-Q for the quarterly period ended on June 30, 2013 filed with the SEC on August 19, 2013;

•	the information in our proxy statement filed with the SEC on April 29, 2013 incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012;

•

our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed with the SEC on January 10, 2013, January 15, 2013, February 1, 2013, June 24, 2013, August 6, 2013, August 8, 2013, September 19, 2013 and September 26, 2013; and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on January 30, 2013 pursuant to Section 12(b) of the Exchange Act.

These documents may also be accessed on our website at www.kalobios.com. Except as otherwise specifically incorporated by reference in this prospectus supplement, information contained in, or accessible through, our website is not a part of this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and accompanying prospectus, including exhibits which are specifically incorporated by reference into such documents.

Requests for such documents should be directed to:

KaloBios Pharmaceuticals, Inc.

260 East Grand Avenue

South San Francisco, CA 94080

(650) 243-3100

PROSPECTUS

$100,000,000

KALOBIOS PHARMACEUTICALS, INC.

BY THIS PROSPECTUS, KALOBIOS MAY OFFER, FROM TIME TO TIME:

COMMON STOCK

WARRANTS

UNITS

KaloBios may offer and sell from time to time, in one or more series or issuances and on terms that KaloBios will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $100,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The NASDAQ Global Market under the symbol “KBIO.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN ANY SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 18, 2013

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, “we,” “us,” “KaloBios” and “our” refer to KaloBios Pharmaceuticals, Inc., a Delaware corporation.

KaloBios Pharmaceuticals, Inc.

Overview

We are a biopharmaceutical company focused on the development of monoclonal antibody therapeutics to treat serious medical conditions with a primary clinical focus on severe respiratory diseases and cancer. Using our proprietary and patented Humaneered® antibody technology, we have produced a portfolio of patient-targeted, first-in-class, antibodies. We take a patient-targeted approach with each of our antibody programs by developing a new or utilizing an existing screen or diagnostic method that we believe may identify those individuals most likely to benefit from our therapies. We believe that antibodies produced with our Humaneered® technology offer important clinical and economic advantages over antibodies generated by other methods, making our antibodies potentially more suitable for chronic treatment. We seek to identify and develop products that may treat multiple indications through proof-of-concept studies, and then secure development partnerships with large pharmaceutical and biotechnology companies who will further develop and commercialize our products while we retain rights in specialty or orphan indications.

We currently have three monoclonal antibodies at the clinical development stage:

•	Our first antibody, KB003 (a Humaneered®, recombinant, anti-granulocyte macrophage colony-stimulating factor (anti-GM-CSF) monoclonal antibody), is in a Phase 2 clinical trial in severe asthma patients inadequately controlled by corticosteroids. We plan to report data from this trial by early 2014. KB002, the chimeric precursor molecule to KB003, showed activity with a single dose in a Phase 1/2 clinical study in persistent asthma and in a Phase 1 clinical study in rheumatoid arthritis (RA).

•	Our second antibody, KB001-A (a Humaneered®, recombinant, PEGylated, anti-PcrV of Pseudomonas Fab’ antibody), is in clinical development for the prevention and treatment of infections caused by Pa, a gram-negative bacterium. Pa can cause chronic respiratory infections in individuals with cystic fibrosis (CF) and pneumonia in mechanically ventilated patients. Clinical trials in Pa VAP and CF patients infected with Pa were completed with a precursor molecule, KB001, that showed activity in Phase 1/2 clinical studies with a single dose for both indications.

•	KB001-A is in a Phase 2 clinical trial, conducted by us, in CF patients with chronic Pa lung infection. Clinical data are expected by the end of 2014. Our partner, Sanofi Pasteur (Sanofi), has an option to assume primary worldwide responsibility for developing and promoting KB001-A for Pa in CF or bronchiectasis patients after the completion of this Phase 2 clinical trial.

•	For the pneumonia prevention indication, Sanofi is conducting a Phase 1 clinical trial in healthy volunteers to evaluate higher doses than those previously tested. After completion of manufacturing process development and scale-up, Sanofi plans to conduct a Phase 2b trial in the first half of 2015 to determine the safety and efficacy of KB001-A in preventing Pa VAP. We understand that this Phase 2b and Phase 3 trial are being designed as pivotal trials and are intended to serve as a basis for registration of KB001-A in the prevention of Pa VAP.

•	Our third antibody, KB004 (a Humaneered®, recombinant anti-EphA3 receptor tyrosine kinase monoclonal antibody), is in the dose escalation portion of a Phase 1 clinical trial in patients with hematologic malignancies. We plan to initiate the Phase 2 expansion phase of the trial, which will pre-screen subjects for EphA3 expression and assess the activity of KB004, in acute myeloid leukemia (AML) and myelodysplastic syndrome (MDS) when confirmatory safety and pharmacokinetic data is obtained from the Phase 1 trial.

Corporate Information

We were incorporated on March 15, 2000 in California and reincorporated as a Delaware corporation in September 2001. Our principal offices are located at 260 East Grand Avenue, South San Francisco, CA, 94080, and our telephone number is (650) 243-3100. We maintain a website on the Internet at www.kalobios.com. Our website, and the information contained therein, is not a part of this prospectus.

The Securities We May Offer

We may offer up to $100,000,000 of common stock, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

Warrants

We may issue warrants for the purchase of common stock. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement includes forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements, and similar expressions and comparable terminology intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our expectations regarding our expenses and revenue, the sufficiency of our cash resources and needs for additional financing;

•	our anticipated growth strategies;

•	our expectations regarding competition;

•	the anticipated trends and challenges in our business and the market in which we operate;

•	the timing and success of preclinical studies and clinical trials conducted by us and our development partners, including the timing of Sanofi’s initiation of a Phase 2b clinical trial of our KB001-A product candidate for ventilator associated pneumonia (VAP) caused by Pseudomonas aeruginosa (Pa) (Pa VAP), and our expectations as to the timing of enrollment and availability of clinical data;

•	the ability to obtain and maintain regulatory approval of our product candidates, and the labeling for any approved products;

•	the scope, progress, expansion, and costs of developing and commercializing our product candidates;

•	the size and growth of the potential markets for our product candidates and the ability to serve those markets;

•	the rate and degree of market acceptance of any of our product candidates;

•	our ability to establish and maintain development partnerships;

•	our ability to attract or retain key personnel;

•	our expectations regarding federal, state and foreign regulatory requirements;

•	regulatory developments in the United States and foreign countries; and

•	our ability to obtain and maintain intellectual property protection for our product candidates.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Any forward-looking statement made by us in this prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement speaks only as of the date on which it is made. Except as required by law, we assume no obligation to update these statements publicly, or to update the reasons actual results could differ materially from those anticipated in these statements, even if new information becomes available in the future.

Unless required by U.S. federal securities laws, we do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.

You should read this prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus primarily to develop and advance our product candidates through clinical trials, as well as for working capital and general corporate purposes.

The amounts and timing of any expenditures will vary depending on: the type, number, costs, and results of the product candidate development programs which we are pursuing or may choose to pursue in the future; the scope, progress, expansion, costs, and results of our clinical trials; the amounts and timing of any contingent payments from Sanofi; competitive and technological developments; and the rate of growth, if any, of our business. Accordingly, unless otherwise indicated in the prospectus supplement, our management will have significant flexibility in applying the net proceeds of the offerings, and investors will be relying on the judgment of our management regarding the application of these net proceeds. Pending the uses described above, we intend to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law.

Our authorized capital stock consists of 47,500,000 shares of common stock, par value $0.001 per share. As of August 30, 2013, there were 24,296,962 shares of common stock outstanding, held by 81 stockholders of record, although we believe that there may be a significantly larger number of beneficial owners of our common stock. We derived the number of stockholders by reviewing the listing of outstanding common stock recorded by our transfer agent as of August 30, 2013.

Common Stock

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders and there are no cumulative rights. Holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable.

Our common stock is listed on The NASDAQ Global Market under the symbol “KBIO.” The transfer agent and registrar for the common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021 and its telephone number is (800) 662-7232.

Dividend

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant.

Anti-Takeover Provisions of Our Charter Documents

Some provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire our company by means of a tender offer, a proxy contest, or otherwise.

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

Our amended and restated certificate of incorporation and amended and restated bylaws both provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. Accordingly, the board of directors could prevent any stockholder from filling the new directorships with such stockholder’s own nominee.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law which contains anti-takeover provisions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale or another transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price fort the shares of common stock held by stockholders.

No Cumulative Voting

Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on our board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as compared to the number of seats the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with our common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

The prospectus supplement relating to a particular series of warrants to purchase our common stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled:

•	to vote, consent or receive dividends;

•	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	to exercise any rights as stockholders of KaloBios.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. This summary of certain provisions of the units is not complete. For the terms of a particular series of units, you should refer to the prospectus supplement for that series of units and the unit agreement for that particular series. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

The prospectus supplement relating to a particular series of units will describe the terms of the units, including the following:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Redwood City, CA.

EXPERTS

The consolidated financial statements of KaloBios Pharmaceuticals, Inc. appearing in the KaloBios Pharmaceuticals, Inc. Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our Internet website, www.kalobios.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2012 filed on April 1, 2013;

•	our Quarterly Report on Form 10-Q for the quarterly period ended on March 31, 2013 filed on May 14, 2013;

•	our Quarterly Report on Form 10-Q for the quarterly period ended on June 30, 2013 filed on August 19, 2013;

•	All information in our proxy statement filed with the Securities and Exchange Commission on April 29, 2013 to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012;

•	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 10, 2013, January 15, 2013, February 1, 2013, June 24, 2013, August 6, 2013 and August 8, 2013; and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on January 30, 2013 pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

KaloBios Pharmaceuticals, Inc.

260 East Grand Avenue

South San Francisco, CA 94080

(650) 243-3100

You may also access the documents incorporated by reference in this prospectus through our website at www.kalobios.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

KaloBios Pharmaceuticals, Inc.

7,500,000 Shares of Common Stock

$4.00 per share

PROSPECTUS

Leerink Swann

William Blair

Needham & Company

JMP Securities

September 25, 2013